LOWE'S COMPANIES, INC.
                                P. O. Box 1111
                          North Wilkesboro, NC 28656








Dear Lowe's Shareholder:

     On behalf of the Board of Directors, we cordially invite you to attend Lowe's 1995 Annual Meeting of Shareholders to be held on Friday, May 26, 1995, at 10:00 a.m. at our corporate headquarters in North Wilkesboro, North Carolina. At this year's meeting, shareholders will be asked to elect four Class III Directors for a term of three years, to approve the appointment of Deloitte & Touche as our independent auditors for Fiscal 1995, and to consider a shareholder proposal. The meeting will include a report on Lowe's business for the fiscal year ended January 31, 1995, and there will be an opportunity for shareholders to comment and ask questions of Lowe's management team.

     Whether or not you plan to attend the meeting, it is important that you be represented and that your shares be voted. Accordingly, after reviewing the attached Proxy Statement, we ask you to complete, sign and date the Proxy Card and return it as soon as possible in the postage-paid envelope provided. Early return of your proxy will permit us to avoid the expense of soliciting the votes of shareholders who are late sending in their Proxy Cards.

     We look forward to greeting you if your plans permit attendance at Lowe's 1995 Annual Meeting.

                              Sincerely,



          Robert L. Strickland                    Leonard G. Herring
          Chairman of the Board                   President & CEO

April 25, 1995
                            LOWE'S COMPANIES, INC.
                                P. O. Box 1111
                          North Wilkesboro, NC 28656


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 May 26, 1995

     The Annual Meeting of Shareholders of Lowe's Companies, Inc. (the "Company") will be held at the Company's corporate headquarters, Highway 268 East, North Wilkesboro, North Carolina, on Friday, May 26, 1995, at 10:00 a.m. to consider and act upon the following proposals:

    1. To elect four Class III Directors for a term of three years;

    2. To approve the appointment of Deloitte & Touche as independent certified public accountants for the fiscal year ending January 31, 1996;

    3. To act upon a shareholder proposal to declassify the Board of Directors for the purpose of Director elections; and

    4. To transact such other business as may be properly brought before the Annual Meeting.

     Shareholders of record at the close of business on April 7, 1995, are entitled to notice of and to vote at the meeting. All properly executed proxies delivered pursuant to this solicitation will be voted at the meeting in accordance with instructions, if any. If two or more proxies are submitted by the same shareholder, the proxy bearing the later date will revoke the prior proxy. Any proxy delivered before the meeting may be revoked by attending the meeting and voting in person.

     You are cordially invited to attend and we look forward to seeing you at the meeting.

                                     Sincerely,


          Robert L. Strickland                    Leonard G. Herring
          Chairman of the Board                   President & CEO

North Wilkesboro, North Carolina
April 25, 1995


IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE DATE AND SIGN THE PROXY AND MAIL AT ONCE IN THE ENCLOSED ENVELOPE.
                            LOWE'S COMPANIES, INC.
                                P. O. Box 1111
                    North Wilkesboro, North Carolina 28656
                                 910/651-4000
                                Proxy Statement
                                      for
                        Annual Meeting of Shareholders
                                 May 26, 1995

     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Lowe's Companies, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held at the Company's corporate headquarters, Highway 268 East, North Wilkesboro, North Carolina, on Friday, May 26, 1995, at 10:00 a.m. It is anticipated that this Proxy Statement and the enclosed form of proxy will be sent to shareholders on April 25, 1995.

     Only shareholders of record at the close of business on April 7, 1995, are entitled to notice of and to vote at the meeting or any adjournment thereof.
On April 7, 1995, there were 159,925,313 shares of Common Stock of the Company outstanding and entitled to vote. Shareholders are entitled to one vote for each share held on all matters to come before the meeting.

     The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is revoked if the person who executed the proxy is present at the meeting and elects to vote in person.


                        ELECTION OF CLASS III DIRECTORS

     There are currently ten members of the Board of Directors, which is divided into three classes, with one class to be elected each year for a three-year term. The term of Class III Directors is expiring at the 1995 Annual Meeting. The four nominees listed below have been nominated by the Board of Directors, as recommended by the Executive Committee (acting as a nominating committee), to a three-year term as Class III Directors. Robert L. Tillman, currently a Class II Director elected by the Board of Directors on November 8, 1994, to fill the unexpired term of Class II Director Jack C. Shewmaker, who resigned, is being nominated for election to a three-year term as a Class III Director. If elected, each Class III nominee will serve three consecutive years with his term expiring in 1998 or until a successor is elected and qualifies. The election of each nominee requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of Directors. Votes that are withheld and shares held in street name that are not voted in the election of Directors ("broker non-votes") will not be included in determining the number of votes cast, although such shares will be counted for purposes of determining a quorum. Unless authority to vote in the election of Directors is withheld, it is the intention of the persons named as Proxies to vote FOR the four nominees named below, all of whom currently serve as Directors. If at the time of the meeting any of these nominees shall become unavailable for election as a Director for any reason, which is not expected to occur, the persons named as Proxies will vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

                   INFORMATION CONCERNING CLASS III NOMINEES

Nominees for Election for Three-Year Term (Class III Directors to serve until the 1998 Annual Meeting)

                    Director  Business Experience, Directorships, and
Name and Age          Since   Positions within the Last Five Years

Gordon E. Cadwgan, 81 . 1961  Chairman of Audit Committee, Member of
                              Compensation Committee, Executive Committee and Committee of Independent Directors of the Company. Cadwgan Associates, Inc. (Trustee and Fiancial Consultant), affiliated with Tucker Anthony,
                              Inc., Boston, Mass., since 1979. Other
                              directorships: Third Century Fund, Inc.,
                              Providence, R.I., since 1981.

Petro Kulynych, 73 .... 1952  Member of Audit Committee, Executive Committee,
                              and Government/Legal Affairs Committee of the Company, having previously served as Managing Director (1978-1983). (Mr. Kulynych retired in December 1983.) Other directorships: Local Board, Wachovia Bank of North Carolina, N.A., North Wilkesboro, N.C., since 1988; Carolina Motor Club, Inc.

Russell B. Long, 76 ... 1987  Chairman of Government/Legal Affairs Committee,
                              Member of Compensation Committee and Committee of Independent Directors of the Company. Partner, Long Law Firm (Attorneys-at-Law), Washington, D.C., since 1988. Other directorships: Catalyst Vidalia Corp., Vidalia, La., since 1989; The New York Stock Exchange, Inc., New York, N.Y., since 1987. Other: United States Senator 1948-1987; Member, Senate Finance Committee 1952-1987 (Chairman 1965-1981).

Robert L. Tillman, 51 . 1994  Senior Executive Vice President and Chief
                              Operating Officer of the Company since 1994, having previously served as Executive Vice President - Merchandising (1991-1994), Senior Vice President - Merchandising (1989-1991).
                              Other directorships:  Wachovia Bank of North
                              Carolina, N.A., Winston-Salem, N. C., since 1994; Home Center Institute, Chicago, Ill., since 1994.


                  INFORMATION CONCERNING CONTINUING DIRECTORS

The Directors whose terms expire after 1995 are:

Class I Directors, term expiring in 1996

                    Director  Business Experience, Directorships, and
Name and Age          Since   Positions within the Last Five Years

William A. Andres, 68 . 1986  Chairman of Committee of Independent Directors,
                              Member of Audit Committee and Compensation
                              Committee of the Company. Previously Chairman of the Board and Chief Executive Officer (1976-
                              1983), Chairman of Executive Committee (1983-
                              1985) of Dayton Hudson Corporation (Retail
                              Chain), Minneapolis, Minn. (Mr. Andres retired in September 1985.) Other directorships:
                              Jostens, Inc., Minneapolis, Minn., since 1985; Scott Paper Company, Philadelphia, Penn., since 1983; Multifoods, Inc., Minneapolis, Minn., since 1978; Hannaford Bros., Scarborough, Me., since 1986.

John M. Belk, 75 ...... 1986  Member of Audit Committee, Compensation Committee
                              and Committee of Independent Directors of the Company. Chairman of the Board, Belk Stores Services, Inc. (Retail Department Stores), Charlotte, N.C., since 1980. Other directorships: Coca-Cola Bottling Company Consolidated, Charlotte, N.C., since 1972; Chaparral Steel, Midlothian, Tex., since 1987.

Robert L. Strickland, 64 1961 Chairman of the Board since 1978, Chairman of
                              Executive Committee and Member of Government/Legal Affairs Committee of the Company. Other directorships: Summit Communications, Atlanta, Ga., since 1987; T. Rowe Price Associates, Inc., Baltimore, Md., since 1991; Hannaford Bros., Scarborough, Me., since 1994.


Class II Directors, term expiring in 1997

                    Director  Business Experience, Directorships, and
Name and Age          Since   Positions within the Last Five Years

Carol A. Farmer, 50 .   1994  Member of Audit Committee, Government/Legal
                              Affairs Committee and Committee of Independent
                              Directors of the Company.  President of Carol
                              Farmer Associates, Inc. (Trend Forecasting and
                              Consulting), Boca Raton, Fla., since 1985. Other directorships: The Sports Authority, Inc., Ft.
                              Lauderdale, Fla., since 1995.

Leonard G. Herring, 67  1956  President and Chief Executive Officer since 1978,
                              Member of Executive Committee and
                              Government/Legal Affairs Committee of the
                              Company.  Other directorships:  First Union
                              Corporation, Charlotte, N.C., since 1986.

Robert G. Schwartz, 67  1973  Chairman of Compensation Committee, Member of
                              Audit Committee and Committee of Independent
                              Directors of the Company.  Director of
                              Metropolitan Life Insurance Company, New York, N.Y., since 1980, having previously served as Chairman of the Board (1983-1993), President and Chief Executive Officer (1989-1993) of that company. (Mr. Schwartz retired in March 1993.) Other directorships: Potlatch Corporation, San Francisco, Calif., since 1973; Comsat Corporation, Washington, D.C., since 1986; Mobil Corporation, New York, N.Y., since 1987; The Reader's Digest Association, Inc., Pleasantville, N.Y., since 1989; Consolidated Edison Company of New York,
                              New York, N.Y., since 1989; CS First Boston, Inc., New York, N.Y., since 1989; Lone Star Industries, Inc., Stamford, Conn., since 1994.


                 INFORMATION ABOUT THE BOARD OF DIRECTORS AND
                            COMMITTEES OF THE BOARD

     Classification of Directors. Each Lowe's Director is classified as an "Independent Director" or a "Management Director". A "Management Director" includes present and former employees who serve as Directors. An "Independent Director" describes those individuals contemplated by rulings by the Securities and Exchange Commission (SEC) defining "disinterested directors" and by IRS regulations defining "outside directors". Lowe's Bylaws define a "Founding Director" as a person who was a Director when Lowe's became a public company in 1961 and who has served continuously as a Director since then.

     Compensation of Directors - Standard Arrangements. Employee Directors receive no Director or Committee compensation. Beginning in July 1994, Directors (other than Founding Directors) who are not otherwise employed by the Company are paid an annual retainer of $30,000 plus an amount of $5,000 annually for serving as a Committee Chairman and $1,000 per Board meeting or Committee meeting attended (with the maximum annual amount payable to any one Director being $60,000). Non-employee Founding Directors are paid an annual retainer of $60,000 each with no additional fees for attendance at meetings or for Committee Chairmanship (Gordon E. Cadwgan and Petro Kulynych are non-employee Founding Directors). Mr. Cadwgan received an additional $3,200 (plus expenses) for serving as a Director of one of the Company's wholly owned subsidiaries.

     Compensation of Directors - Other Arrangements. The Director compensation arrangement also provides that once a Founding Director elects to retire from the Board, such Director may be designated a Director Emeritus and, if so, will be compensated for life at an annual rate equal to 50% of the basic annual Founding Director fee in effect at the time the Founding Director becomes a Director Emeritus.

     In 1989, the Company's shareholders approved the Lowe's Companies, Inc. 1989 Non-Employee Directors' Stock Option Plan. Under this Plan, each non-employee Director was granted annually an immediately exercisable stock option to purchase 4,000 shares of Common Stock at the first Directors' Meeting following the Annual Meeting in 1989, 1990, 1991, 1992 and 1993. The option price equals the shares' fair market value on the date of grant. In accordance with a formula set forth in the option agreement, the Company makes a federal income tax deposit on behalf of Directors who exercise options. Two hundred thousand shares of Common Stock were reserved under the Plan for the granting of options, of which options covering 140,000 shares were granted. No options were granted under this Plan during 1994 and no options will be granted under this Plan in the future.

     During Fiscal 1994, Senator Long exercised options for 20,000 shares and realized a net gain on the shares of $445,750 (representing the difference between the market value at the date of exercise and the option exercise price). In accordance with the provisions of the option agreement, the Company applied part of the gross proceeds of the option exercise price to make federal income tax deposits ($177,690) on behalf of Senator Long.

     In 1994, the Company's shareholders approved the Lowe's Companies, Inc. Directors' Stock Incentive Plan. This Plan provides for each non-employee Director to be awarded 500 shares of Company Common Stock at the first Directors' Meeting following the Annual Meeting in 1994, 1995, 1996, 1997 and 1998. Up to 25,000 shares may be issued under this Plan. During Fiscal 1994, 4,000 shares (having a fair market value of $31.75 per share on May 27, 1994) were awarded to eight non-employee Directors (500 shares each to non-employee Directors Andres, Belk, Cadwgan, Farmer, Kulynych, Long, Schwartz and Shewmaker.

     Board of Directors - During Fiscal 1994, the Board of Directors held six meetings. The Board has five standing committees which met the number of times set forth in parentheses: Executive (2), Audit (4), Compensation (4), Government/Legal Affairs (1) and Independent Directors (1). All Directors attended at least 75% of the meetings of the Board and committees on which they served.

     Audit Committee - The Audit Committee consists of one Management and five Independent Directors: Gordon E. Cadwgan (Chairman), William A. Andres, John
M. Belk, Carol A. Farmer, Petro Kulynych and Robert G. Schwartz. The Audit Committee meets independently with the internal auditing staff, with representatives of the Company's independent accountants and with representatives of senior management. The Committee reviews the general scope of the Company's annual audit and the fee charged by the independent accountants, determines the duties and responsibilities of the internal auditors, reviews financial statements and the accounting principals being applied and reviews audit results and other matters relating to internal control and compliance with the Company's code of ethics. In addition, the Audit Committee recommends annually the engagement of the Company's independent accountants.

     Compensation Committee - The Compensation Committee consists of five Independent Directors: Robert G. Schwartz (Chairman), William A. Andres, John
M. Belk, Gordon E. Cadwgan and Russell B. Long. This Committee reviews and sets, at least annually, the compensation of Directors who are employees of the Company; reviews the compensation of all other employees whose annual salary and bonus opportunities exceed a certain level; reviews and approves all annual bonus plans; reviews and approves all forms of compensation which exceed one year in duration, including employee stock option and deferred compensation awards; administers and interprets all provisions of any compensation, employee stock option or stock appreciation rights plans; and grants options pursuant to the terms of any employee stock option or stock appreciation rights plan.

     Executive Committee - The Executive Committee consists of four Directors:
Robert L. Strickland (Chairman), Gordon E. Cadwgan, Leonard G. Herring and Petro Kulynych. The Executive Committee exercises all of the powers of the Board of Directors between Board meetings, except as otherwise limited by law. In addition, this Committee functions as a nominating committee by recommending nominees for election as Directors of the Company. This Committee considers nominees recommended by shareholders. Any such recommendation should be submitted in writing to the Secretary of the Company no later than 120 days prior to the date of mailing the proxy materials for each annual meeting (generally, not later than the end of November preceding the annual meeting). Such recommendation should include information that will enable the Committee to evaluate the qualifications of the proposed nominee.

     Government/Legal Affairs Committee - The Government/Legal Affairs Committee consists of five members: Russell B. Long (Chairman), Carol A. Farmer, Leonard G. Herring, Petro Kulynych and Robert L. Strickland. This Committee assists the Board of Directors with the Company's relationships with federal, state and local governments. The Committee also assists the Board and management in responding to and initiating legislative proposals at all three governmental levels.

     Committee of Independent Directors - The Committee of Independent Directors consists of six non-employee Directors: William A. Andres (Chairman), John M. Belk, Gordon E. Cadwgan, Carol A. Farmer, Russell B. Long and Robert G. Schwartz. This Committee performs, at the direction of the Board of Directors, special projects appropriately assigned to outside directors.
        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the beneficial ownership as of April 7, 1995, except as noted, of Common Stock of each incumbent Director of the Company, each nominee for election as a Director of the Company, the Officers named in the Summary Compensation Table, each shareholder known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, and Directors and Executive Officers as a group:

        Name or Number                                      Percent
        of Persons in Group        Number of Shares (1)     of Class

   William A. Andres                   34,500                      *
   John M. Belk                        35,700                      *
   Gordon E. Cadwgan                   98,676                      *
   Carol A. Farmer                        800                      *
   Leonard G. Herring               1,834,250 (2)              1.147
   Petro Kulynych                   2,143,110 (3)              1.340
   Russell B. Long                    100,300                      *
   R. Michael Rouleau                  49,200                      *
   Robert G. Schwartz                  40,500                      *
   Robert L. Strickland             1,393,370 (4)                  *
   Robert L. Tillman                  113,750                      *
   Harry B. Underwood II               87,939 (5)                  *
   Incumbent Directors, Director
     Nominees and Executive Officers
     as a Group (18 in total)       6,061,476 (6)              3.788

   Lowe's Companies Employee Stock
     Ownership Trust
     P.O. Box 1111
     North Wilkesboro, NC 28656    24,518,693 (6)             15.331

   FMR Corp.
     82 Devonshire Street
     Boston, MA 02109              24,163,499 (7)             15.109

   Janus Capital Corporation
     100 Fillmore St., Suite 300
     Denver, CO  80206             12,135,275 (7)              7.588
* Less than 1%.
(1) Includes shares that may be acquired within 60 days under the Company's Stock Option Plans as follows: Mr. Andres 20,000 shares; Mr. Belk 20,000 shares; Mr. Cadwgan 8,000 shares; Mr. Kulynych 20,000 shares; Mr. Rouleau 5,000 shares; Mr. Schwartz 20,000 shares; Mr. Tillman 5,000 shares; with aggregate shares for all Executive Officers and Directors as a group (18) being 98,000.

    Also includes Stock Awards (Performance Accelerated Restricted Stock) that have been granted but not vested as follows: Mr. Herring 22,500 shares; Mr. Rouleau 13,500 shares; Mr. Strickland 22,500 shares; Mr. Tillman 14,500 shares; Mr. Underwood 10,000 shares; with aggregate shares for all Executive Officers and Directors as a group (18) being 123,000.
(2) Includes 72,200 shares of shared voting and investment power.
(3) Includes 82,000 shares of shared voting and investment power and 1,365,000 shares in a self-directed individual retirement account.
(4) Includes 164,000 shares of shared voting and investment power.
(5) Includes 1,500 shares of shared voting and investment power.
(6) Shares allocated to participants' ESOP accounts are voted by the participants, via proxy solicitations from Wachovia Bank of North Carolina, N.A. (the "Trustee"). The ESOP's Management Committee directs the Trustee in the manner in which shares not allocated to participants' accounts are to be voted. The Management Committee has 16 members, including Messrs. Herring, Strickland, Rouleau, Tillman and Underwood. At April 7, 1995, there were 301,058 unallocated shares.
(7) Shares held at December 31, 1994, according to Schedules 13G filed with the Securities and Exchange Commission.

     Each Director or Executive Officer that participates in the Employee Stock Ownership Plan or is granted Stock Awards or Stock Options under the 1994 Incentive Plan is required to file an annual statement on Form 5. With those exceptions, based solely on its review of the forms required to be filed by
Section 16(a) of the Securities Exchange Act of 1934 that have been received by the Company and written representations from certain reporting persons that no annual statements on Form 5 were required, the Company believes that all filing requirements under Section 16(a) applicable to its Officers, Directors and beneficial owners of more than 10% of its Common Stock have been complied with.

                      COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received by the Company's Chief Executive Officer and the four remaining most highly paid Executive Officers for the three fiscal years ended January 31, 1995:

SUMMARY COMPENSATION TABLE

                                                                          Long-term Compensation
                                                                   -------------------------------------
                                         Annual Compensation                Awards               Payouts
                                   ------------------------------  ----------------------------  -------
Name & Principal     Fiscal Year                    Other Annual  Restricted Stock    Stock       LTIP    All Other
   Position          Ended Jan.31  Salary    Bonus  Compensation     Awards (1)    Options (#)  Payouts Compensation (2)
Leonard G. Herring      1995     $575,000  $402,500    $246,056 (3)   12,500 share         0        $0     $19,500
President & CEO
                        1994      535,000   373,750     173,523       10,000 share         0         0      19,500

                        1993      495,000   253,500     146,397                --          0         0      30,000

Robert L. Strickland    1995      525,000   367,500     285,916 (4)   12,500 share         0         0      19,500
Chairman of the Board
                        1994      497,500   341,250     157,961       10,000 share         0         0      19,500

                        1993      470,000   240,500     137,950                --          0         0      30,000

Robert L. Tillman       1995      350,385   195,000     185,019 (5)   8,500 shares    10,000         0      19,500
Senior Executive Vice President
   &  Chief Operating   1994      321,000   180,000      82,910       6,000 shares         0         0      19,500

                        1993      281,381   147,010      65,235                --          0         0      30,000

R. Michael Rouleau      1995      345,096   195,000     380,692 (6)   7,500 shares    10,000         0      19,500
Executive Vice President -
   Store Operations     1994      321,000   180,000           0       6,000 shares         0         0      16,298

                        1993      149,998    75,210           0                --     30,000         0           0

Harry B. Underwood II   1995      220,000   132,000     142,252 (7)   5,000 shares         0         0      19,500
Senior Vice President &
   Treasurer (Chief     1994      203,846   118,500      43,160       5,000 shares         0         0      19,500
   Financial Officer)
                        1993      195,537   114,000      38,812                --          0         0      30,000

Footnotes:
(1) Represents shares of Performance Accelerated Restricted Stock (PARs) awarded as of January 31, 1995, under the 1994
Incentive Plan.  One-half of the PARs shares will vest on January 31, 1998, if the Company's average annual return for the three-year period is at least 12.5%.  The remaining PARs shares (or, all of the PARs shares if none became vested in accordance with the preceding sentence), will vest on January 31, 2000, if the Company's average annual return for the five-year period is at least 12.5%.  Any PARs shares not previously vested will vest on January 31, 2002.
Notwithstanding the foregoing, non-vested PARs shares will be forfeited if the participant separates from service for reasons other than death, disability or retirement.

(2) Amounts shown are employer contributions to the Employee Stock Ownership Plan.

(3) Amount shown is the total of a payment from the Company's Benefit Restoration Plan ($187,306) and an income tax deposit ($58,750) that was made on behalf of the executive in connection with the exercise of a stock option in accordance with a formula set forth in the option agreement.

(4) Amount shown is the total of a payment from the Company's Benefit Restoration Plan ($168,416) and an income tax deposit ($117,500) that was made on behalf of the executive in connection with the exercise of a stock option in accordance with a formula set forth in the option agreement.

(5) Amount shown is the total of a payment from the Company's Benefit Restoration Plan ($91,243) and an income tax deposit ($93,776) that was made on behalf of the executive in connection with the exercise of a stock option in accordance with a formula set forth in the option agreement.

(6) Amount shown is the total of a payment from the Company's Benefit Restoration Plan ($90,067) and an income tax deposit ($290,625) that was made on behalf of the executive in connection with the exercise of a stock option in accordance with a formula set forth in the option agreement.

(7) Amount shown is the total of a payment from the Company's Benefit Restoration Plan ($48,252) and an income tax deposit ($94,000) that was made on behalf of the executive in connection with the exercise of a stock option in accordance with a formula set forth in the option agreement.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides information with respect to stock options and SARs granted to the named Executive Officers during Fiscal 1994:

Option/SAR Grants in Last Fiscal Year

                                                                                       Potential Realizable Value
                                                                                         at Assumed Annual Rates
                                                                                             of Stock Price
                                                                                            Appreciation for
                                   Individual Grants                                        Option/SAR Term
- ----------------------------------------------------------------------------------     --------------------------
                                        % of Total
                                       Options/SARS
                                        Granted to     Exercise or
                        Options/SARs   Employees in     Base Price      Expiration
Name                     Granted (1)    Fiscal Year        $/Sh            Date             5% (2)        10% (3)
- ----                    -----------    ------------    -----------      ----------         ------         -------
Leonard G. Herring       5,000 unit          1.5          $36.75          1/31/98          $28,950        $37,500
Robert L. Strickland     5,000 unit          1.5           36.75          1/31/98           28,950         37,500
Robert L. Tillman        4,000 unit          1.2           36.75          1/31/98           23,160         30,000
                        10,000 shares       50.0           38.75          11/7/04          243,700        617,500
R. Michael Rouleau       4,000 unit          1.2           36.75          1/31/98           23,160         30,000
                        10,000 shares       50.0           38.75          11/7/04          243,700        617,500
Harry B. Underwood II    3,000 unit          0.9           36.75          1/31/98           17,370         22,500

- ------------------------

(1)  Awards denominated in Units represent stock appreciation rights (STARs) awarded as of January 31, 1995, under the
1994 Incentive Plan.  With respect to each Unit, the STAR award entitles the participant to receive a cash payment based on the appreciation in the value of one share of the Company's common stock between the Beginning Valuation and the
Final Valuation.  The Beginning Valuation, $36.75, is the closing price of the Company's common stock on the date of award.  The Final Valuation will be the average closing price of the Company's common stock during January 1998.  The maximum amount payable for each STAR Unit is $7.50.  Awards denominated in Shares represent incentive stock options that were granted on November 8, 1994, under the 1994 Incentive Plan.  The options were immediately exercisable with respect to 2,500 shares; became exercisable with respect to an additional 2,500 shares on January 1, 1995, and will become exercisable with respect to an additional 2,500 shares on January 1, 1996, and January 1, 1997.

(2)  The amount payable pursuant to STAR awards under this assumption is $5.79 per Unit; the difference between the assumed Final Valuation ($42.54) on January 31, 1998, and the Beginning Valuation ($36.75).  The amount payable pursuant to options under this assumption is the difference between the assumed fair market value ($63.12) on November 7, 2004 and the option price ($38.75).

(3)  The amount payable pursuant to STAR awards under this assumption is $7.50 per Unit, the maximum amount payable under the STAR awards.  The amount payable pursuant to options under this assumption is the difference between the assumed fair market value ($100.50) on November 7, 2004 and the option price ($38.75).

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on option/SAR exercises in Fiscal 1994 by the named Executive Officers and the value of such Officers' unexercised options/SARs at January 31, 1995:

Aggregated Option/SAR Exercises and Fiscal Year-End
Option/SAR Value Table

                                                                                            Value of Unexercised
                                                                                          In-the-Money Options/SARs
                                                                                       at FY-End ($) ($36.75 on 1/31/95)
                                                               Number of Unexercised   ---------------------------------
                        Shared                 Annualized      Options/SARs at FY-End         Exercisable  Unexercisable
                      Acquired on    Value       Value        -------------------------  ----------------- -------------
Name                  Exercise(1)  Realized($) Realized($)(2) Exercisable Unexercisable  Aggregate Annualized(3)
- ----                  ------------ ----------- -------------- ----------- -------------  --------- ------------- ------
Leonard G. Herring    10,000 Shares $290,000     $59,426 (4)          0            0            $0         $0         $0
                       5,000 Units    12,500      12,500              0       15,000        56,250     22,500          0
Robert L. Strickland  20,000 Shares  605,000     110,603 (5)          0            0             0          0          0
                       5,000 Units    12,500      12,500              0       15,000        56,250     22,500          0
Robert L. Tillman     16,000 Shares  452,000      93,776 (6)      5,000        5,000             0          0          0
                       4,000 Units    10,000      10,000              0       12,000        45,000     18,000          0
R. Michael Rouleau    30,000 Shares  693,750     513,889 (7)      5,000        5,000             0          0          0
                       4,000 Units    10,000      10,000              0       12,000        45,000     18,000          0
Harry B. Underwood II 16,000 Shares  406,000      82,816 (8)          0            0             0          0          0
                       3,000 Units     7,500       7,500              0        9,000        33,750     13,500          0

(1)  Awards denominated in Shares represent the number of shares of Company common stock acquired upon the exercise of stock options. Awards denominated in Units represent the number of stock appreciation rights (STARs) for which a benefit was paid in the last fiscal year.

(2)  With respect to options exercised, the annualized value realized indicates the value accrued for each year an option grant was held.  The annualized value was determined by dividing the Value Realized by the number of years the option was held.  In accordance with a formula set forth in the option agreement, the Company applied part of the proceeds of the option exercise price to make income tax deposits on behalf of the executives which are included in the
Summary Compensation Table.

(3)  This column shows the annualized value of the unexercised in-the-money options and SARs which had not been exercised at fiscal year end.  With respect to STARs that will be settled as of January 1, 1996, the amount shown reflects the maximum benefit per Unit of $5.00.

(4)  The grant exercised by Mr. Herring was held for 4.88 years; the option price was $6.375 and the market price at exercise was $35.375.

(5)  The grant exercised by Mr. Strickland was held for 5.47 years; the option price was $6.375 and the market price at exercise was $36.625.

(6)  The grant exercised by Mr. Tillman was held for 4.82 years; the option price was $6.375 and the market price at exercise was $34.625.

(7)  The grant exercised by Mr. Rouleau was held for 1.35 years; the option price was $10.1875 and the market price at exercise was $33.3125.

(8)  The grant exercised by Mr. Underwood was held for 4.94 years; the option price was $6.375 and the market price at exercise was $31.75.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The Company does not maintain a Long-Term Incentive Plan.


                     REPORT OF THE COMPENSATION COMMITTEE

     This report by the Executive Compensation Committee is required by rules of the Securities and Exchange Commission. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and it is not to be otherwise deemed filed under either such Act.

     The Compensation Committee (the "Committee") of the Board of Directors is comprised of five Independent Directors and is responsible for administering the Company's Executive Compensation Program for all executives at a compensation level set by the Company's Bylaws. In carrying out its responsibilities, the Committee:

  Articulates the Company's executive compensation philosophies and policies to executive management, participates in compensation program development, and has authority for approval of plans and programs except where shareholder approval is required;

  Monitors and approves on-going base salary and incentive compensation programs for executive management, including participation, performance goals and criteria, interpretation of provisions and determination of award payouts;

  Reviews and approves base salary recommendations for Executive Officers of the Company; and

  Initiates all compensation actions for the President and Chief Executive Officer and the Chairman of the Board, subject to final Board approval.

     The Committee has retained a national consulting firm to be a source of on-going advice to both the Committee and management, but to report to the Committee.

Executive Compensation Principles

     The Company's Executive Compensation Program has been designed to establish a strong link between the creation of shareholder value and the compensation earned by its senior executives. It is the intention of the Committee that all compensation paid under the Executive Compensation Program of the Company will be tax deductible to the Company in the year paid to the executive. The fundamental objectives of the Program are to:

  Align executive compensation with the Company's mission, values and business strategies;

  Attract, motivate, retain and reward the executives whose leadership and performance are critical to the Company's success in enhancing shareholder value; and

  Provide compensation which is commensurate with the Company's performance and the contributions made by executives toward this performance.

     The Program is intended to provide compensation which is competitive with comparable companies in the retailing industry (with particular emphasis on specialty hardgoods retailers and major U.S. retailers) when the Company is meeting its targeted financial goals. At the same time, the Program seeks to provide above average compensation when the Company's targeted goals are exceeded, and below average compensation when targeted performance goals are not achieved.

     The Program provides for larger portions of total compensation to vary on the basis of Company performance for higher levels of executives (i.e., the most senior Executive Officers have more of their total compensation at risk on the basis of Company performance than do lower levels of executives). All Executive Officers participate in the same direct compensation programs as the other executives of the Company, with the only differences being the degree of compensation risk and the overall magnitude of the potential awards.

     The Committee believes that Executive Officers of the Company should be encouraged to own significant holdings of the Company's Common Stock to align their interests with those of the Company's shareholders. Through the operation of the Company's Employee Stock Ownership Plan, the Employee Savings and Investment Plan and the 1994 Incentive Plan, vehicles are provided to enable executives to acquire Company Stock, subject to regulatory limitations.

Elements in the Executive Compensation Program

     The Company's Executive Compensation Program is comprised of the following elements:

Base Salary

     Salaries for Executive Officers are established on the basis of the qualifications and experience of the executive, the nature of the job responsibilities and salaries for competitive positions in the retailing industry.

     Executive Officers' base salaries are reviewed annually and are approved by the Committee. Salaries of Executive Officers are compared with those of comparable executive positions in the retailing industry throughout the United States. The Committee uses the median level of base salary as a guideline, in conjunction with the executive's performance and qualifications, for establishing salary levels.

1994 Incentive Plan

     The purpose of the 1994 Incentive Plan is to attract, motivate, retain and reward the executives whose leadership and performance are critical to the Company's success in enhancing shareholder value, to place further emphasis on executive ownership of Company Stock and to assure deductibility of executive compensation.

     The 1994 Incentive Plan authorizes the grant of stock options. The option price cannot be less than the market price of the Company's Common Stock on the date on which the option is granted. Consequently, stock options granted under the 1994 Incentive Plan measure performance and create compensation solely on the basis of the appreciation in the price of the Company's Common Stock.

     Stock appreciation rights (STARs) also may be granted under the 1994 Incentive Plan. STARs entitle the recipient to receive a cash payment based on the appreciation in the Company's Common Stock following the date of the award and, accordingly, measure performance and create compensation only if the price of the Company's Common Stock appreciates.

     Company Common Stock also may be issued under stock awards pursuant to the 1994 Incentive Plan. The stock awards that have been made to date provide that the shares are subject to forfeiture and nontransferable for seven years following the award. Accelerated vesting is permitted if the Company achieves certain financial objectives during the three- and five-year periods following the award.

     The Management Bonus Program is the final component of the 1994 Incentive Plan. The Management Bonus Program provides bonus opportunities which can be earned upon achievement by the Company of preset annual financial goals. No bonuses are paid if performance is below the threshold level of corporate profitability. Additional bonus amounts are earned on a proportionate scale up to 100% of the stated bonus opportunity if the preset financial goals are met. Maximum bonuses were paid for the fiscal years ended January 31, 1993, January 31, 1994, and January 31, 1995, because the Company's financial results exceeded the preset performance goals.

Benefit Restoration Plan

     The Benefit Restoration Plan was adopted by the Company in May 1990, to provide qualifying executives with benefits equivalent to those received by all other employees under the Company's basic qualified employee benefit plans. Qualifying executives are those executives whose annual additions and other benefits, as normally provided to all participants under those qualified plans, would be curtailed by the effect of Internal Revenue Code restrictions, and who are selected by the Committee to participate in the Plan. The Benefit Restoration Plan benefits are determined annually. Participating executives may elect annually to defer benefits or to receive a current cash payment.

Other Compensation

     The Company's Executive Officers participate in the various qualified and non-qualified employee benefit plans sponsored by the Company. The Company makes only nominal use of perquisites in compensating its Executive Officers.

The CEO's Compensation in the Fiscal Year Ended January 31, 1995

     Effective February 1, 1995, the Committee increased Mr. Herring's annual base salary from $575,000 to $625,000. This increase of 8.7% was the first salary increase received by Mr. Herring since August 1, 1993. The Committee based its decision on the combination of the progress made by the Company in establishing and implementing its new retailing strategies, the operating performance of the Company, Mr. Herring's leadership and the assessment that his prior base salary was below market in comparison to those of other Chief Executive Officers of similarly situated companies.

     The Committee authorized payment to Mr. Herring of an annual bonus of $402,500 under the 1994 Management Bonus Program. The Committee determined Mr. Herring's bonus solely on the basis of the Company's earnings performance versus the goals for such performance which the Committee established at the beginning of the year. Inasmuch as the Company's performance for the year exceeded the preset goals, Mr. Herring earned his maximum award opportunity.

     Mr. Herring was granted a Stock Appreciation Rights (STAR) award of 5,000 units with a Beginning Valuation of $36.75 per unit. The award has a three-year term and maximum appreciation has been set at $7.50 per unit. The Committee also approved the grant to Mr. Herring of 12,500 shares of Performance Accelerated Restricted Stock as of January 31, 1995, which will vest after seven years, but provide for accelerated vesting if certain performance measures are met after three years and/or five years. Mr. Herring earned a Benefit Restoration Plan payment of $187,306 for the fiscal year ended January 31, 1995.

     The Committee believes that the payments described herein were necessary to maintain the competitiveness of Mr. Herring's compensation package in comparison to those of other Chief Executive Officers of similarly situated companies.

                                 *     *     *

     The Committee believes that the Company's Executive Compensation Program has been strongly linked to the Company's performance and the enhancement of shareholder value. The Committee intends to continually evaluate the Company's compensation philosophies and plans to ensure that they are appropriately configured to align the interests of executives and shareholders and to ensure that the Company can attract, motivate and retain talented management personnel.

                                Robert G. Schwartz, Chairman
                                William A. Andres
                                John M. Belk
                                Gordon E. Cadwgan
                                Russell B. Long



April 25, 1995
                               PERFORMANCE GRAPH

     The following graph compares the total returns (assuming reinvestment of dividends) of the Company's Common Stock, the S&P 500 Index and the S&P Retail Index. The graph assumes $100 invested on January 31, 1990, in the Company's Common Stock and each of the indices.

Comparison of Five Year Cumulative Return Among
Lowe's Companies, Inc., S & P 500 Index and
S & P Retail Index

                 Jan. '90    Jan. '91    Jan. '92    Jan. '93    Jan. '94    Jan. '95
LOWE'S              100        95.46      156.09      213.13      474.30      574.21
S&P 500             100       108.32      132.65      146.34      164.69      164.98
S&P RETAIL INDEX    100       114.91      155.16      203.97      199.33      197.72

Note:  All data as of January 31.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Banking and Financial Transactions. During Fiscal 1994, the Company paid all outstanding indebtedness of $17,108,411 to First Union National Bank, a subsidiary of First Union Corporation, for maturities due. The Company also paid all outstanding indebtedness of $2,395,834 for various Industrial Development Boards for which First Union National Bank acted as a collecting agent. Original maturities ranging from 1994 through 2000 were all paid off within the fiscal year. The Company had a line of credit agreement with First Union National Bank which provided for short-term unsecured borrowings of up to $30 million. This agreement was terminated effective August 1, 1994. At January 31, 1995, there were no unsecured borrowings being held, nor any amounts outstanding under this credit arrangement. The applicable interest rate for this credit arrangement was the lesser of the Bank's certificate of deposit rate plus 50 basis points, the Bank's prime rate, the LIBOR rate plus
37.5 basis points, or a rate negotiated with the Bank. Under this arrangement, the Company paid an annual fee of 10 basis points on the $30 million line of credit. The Company also has an arrangement with First Union National Bank for a $35 million line of credit for the purpose of issuing letters of credit and bankers acceptances as well as an arrangement for a $6.8 million line of credit for letters of credit issued on a standby basis. Other than a commission fee on letters of credit issued under these arrangements, there are no fees charged for maintaining these lines of credit. In addition, First Union National Bank extended a $15 million line of credit to a nonaffiliated entity that purchased, on an on-going basis through August 31, 1994, an undivided interest in Company accounts receivable which were generated in the normal course of business. Leonard G. Herring, President and a Director of the Company, is a member of the Board of Directors of First Union Corporation.

     Other Transactions. The Company extended a $180,000 "bridge" loan to J. Gregory Dodge, Senior Vice President - Real Estate/Engineering and Construction, to assist Mr. Dodge in acquiring his principal residence in Wilkes County, N. C. The terms of the loan were negotiated at the time Mr. Dodge was hired as an Executive Officer. The loan is due in 1996, bears interest at the annual rate of 5%, and is secured by a second mortgage on Mr. Dodge's residence.

     Except as discussed above and under "Compensation of Directors - Standard Arrangements", to the knowledge of management, no Director, Officer, or associate of any Director or Officer had any material interest, direct or indirect, in any material transaction during the year ended January 31, 1995, nor in any proposed transaction in which the Company was or will be a party. The Company believes the terms of the transactions described above are comparable to terms available for similar transactions with entities unaffiliated with its Directors and Officers.


                  RATIFICATION OF APPOINTMENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee of the Board, the Board of Directors has appointed, subject to ratification by shareholders, Deloitte & Touche as the firm of independent certified public accountants to audit the financial statements of the Company and its subsidiaries for the fiscal year ending January 31, 1996. Deloitte & Touche has served as independent auditors for the Company since 1982.

     While the Board of Directors is not required to seek shareholder ratification of the Board's appointment of the Company's independent certified public accountants, it has been Board policy for many years to do so.

     Representatives of Deloitte & Touche have been invited to and are expected to attend the Annual Meeting with the opportunity to make statements if they so desire and to be available to respond to appropriate questions from shareholders.

     The Board of Directors recommends a vote FOR approval of the appointment of Deloitte & Touche as the Company's independent certified public accountants.


                             SHAREHOLDER PROPOSAL

     The following proposal was submitted by a shareholder whose name, address and the number of shares owned will be furnished orally or in writing as requested, promptly upon receipt of any oral or written request therefor:

     BE IT RESOLVED: That the shareholders of Lowe's ("Company") urge that the Board of Directors take the necessary steps, in compliance with North Carolina state law, to declassify the Board of Directors for the purpose of Director elections. The Board declassification shall be done in a manner that does not affect the unexpired terms of Directors previously elected.

Supporting  Statement of Proponent

     The election of corporate Directors is the primary avenue in the American corporate affairs and exert accountability on management. We strongly believe that our Company's financial performance is closely linked to its corporate governance policies and procedures, and the level of management accountability they impose. Therefore, as shareholders concerned about the value of our investment, we are very disturbed by our Company's current system of electing only one-third of the Board of Directors each year. We believe this staggering of Director terms prevents shareholders from annually registering their views on the performance of the Board collectively and each Director individually.

     Concerns that the annual election of all Directors would leave our Company without experienced Board Members in the event that all incumbents are voted out is unfounded. If the owners should choose to replace the entire Board, it would be obvious that the incumbent Directors' contributions were not valued.

     Most alarming is that the staggered Board can help insulate Directors and Senior Executives from the consequences of poor performance by denying shareholders the opportunity to replace an entire Board which is pursuing failed policies. Regardless of whether you believe the current Board and management team is performing satisfactorily or not, we believe it is clearly in the best interest of the Company and its shareholders that a process be in place that allows shareholders to take definitive action if they believe the Board is failing to realize the full potential of the Company's assets. Until Lowe's Board of Directors decided to stagger Board terms, that process was the annual election of all Directors.

     Lowe's performance has a tangible, monetary impact on the wealth of its shareholders. We believe this Company's continued performance is a compelling reason to reconsider the wisdom of a staggered Board. We believe that allowing shareholders to annually register their views on the performance of the Board collectively and each Director individually is one of the best methods to insure that our Company will be managed in the best interests of the shareholders.

Board of Directors Statement in Opposition to Shareholder Proposal

     The Company's Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

     At the 1986 Annual Meeting, shareholders voted to amend Article 9 of the Charter to provide for a Board of Directors divided into three classes, serving staggered three-year terms. The Board stated in the 1986 Proxy Statement its belief that the amendment would promote continuity of Director service and discourage accumulation of Lowe's stock by third parties attempting to acquire partial control of the Company and thereby promote hasty corporate action for the purpose of realizing a quick profit. The proposal for a classified Board was approved by 75.3% of the votes cast at the meeting, which represented 66.4% of outstanding shares.

     The Board continues to believe that a classified Board helps assure that a majority of the members of the Board at any given time will have prior experience as Directors of the Company and that a classified Board remains in the best interests of the shareholders. In addition to continuity of service of all Directors, a classified Board assures continuity of service of key committee chairmen and members. Of the Board's current ten members, six are independent Directors who are not (and have never been) employees of the Company.

     The proposing shareholder says it believes Lowe's financial performance is closely linked to corporate governance, policies and procedures and the level of management accountability. The shareholder says it is "very disturbed" by Lowe's system of electing the Board of Directors. The performance of Lowe's stock, as reflected in the Performance Graph presented in this Proxy Statement, contradicts the proposing shareholder's concerns about the effect of a classified Board on shareholder value. In the past five years (during all of which the classified Board has been in place), Lowe's stock has outperformed both the S&P Retail Index and the S&P 500.

     Under North Carolina law, a change in Lowe's Charter must first be approved by the Board of Directors and then submitted to shareholders for a vote. The Board of Directors has not approved the requested action and is opposed to an amendment. A vote in favor of the shareholder proposal is an advisory recommendation to the Board of Directors that the Board recommend to shareholders amendment of Article 9 to eliminate the classified Board. Article 9 may not be altered or repealed except by the affirmative vote of 70% of shares entitled to vote, and this "super majority" vote would be required to amend Article 9 to eliminate the classified Board. The shareholder proposal itself, however, requires for its adoption only an affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and Broker Shares voted as to any matter at the meeting will be included in determining the number of votes present or represented at the meeting with respect to determining the vote on the proposal. Broker Shares that are not voted on any matter at the meeting will not be included in determining the number of shares present or represented at the meeting with respect to determining the vote on the proposal.

     The Board of Directors believes that a classified Board serves the Company's and shareholders' interests and has unanimously voted to recommend that shareholders vote
AGAINST the shareholder proposal.


                                    GENERAL

     The cost of solicitations of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, by telephone, by telegraph or by certain employees of the Company. The Company may reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to principals and obtaining their proxies. The Company has engaged the proxy soliciting firm of
D. F. King & Co., Inc. to solicit proxies for the Annual Meeting at an anticipated cost of $7,000 (plus handling fees).

     The shares represented by a proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a proxy bearing a later date. A proxy is revoked if the person who executed the proxy is present at the meeting and elects to vote in person.

     Where a choice is specified with respect to any matter to come before the meeting, the shares represented by the proxy will be voted in accordance with such specifications.

     Where a choice is not so specified, the shares represented by the proxy will be voted FOR Proposals 1 and 2 and AGAINST Proposal 3 as set forth in the Notice of Annual Meeting, Proxy Statement and Proxy Card.

     Management is not aware that any matters other than those specified herein will be presented for action at the meeting, but if any other matters do properly come before the meeting, the persons named as Proxies will vote upon such matters in accordance with their best judgment.

     In the election of Directors, a specification to withhold authority to vote for the slate of management nominees will not constitute an authorization to vote for any other nominee.


                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 1996 Annual Meeting must be received by the Board of Directors for consideration for inclusion in the Proxy Statement and form of proxy relating to that meeting on or before December 26, 1995.


                                 ANNUAL REPORT

     The Annual Report to shareholders accompanies this Proxy Statement. The Company's report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 31, 1995, is available from the Company at its corporate office address furnished in the Notice of Annual Meeting of Shareholders.

North Wilkesboro, North Carolina
April 25, 1995

                                           LOWE'S COMPANIES, INC.
                                 P. O. Box 1111, North Wilkesboro, NC  28656

                         This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Diane P. Eldridge and R. Norman Robbins as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Lowe's Companies, Inc. held of record by the undersigned on April 7, 1995, at the
Annual Meeting of Shareholders to be held on May 26, 1995, or any adjournment thereof.  The Board of
Directors recommends a vote FOR Proposals 1 and 2 and AGAINST Proposal 3.

1.  ELECTION OF CLASS III DIRECTORS       Note: Make marks in one section ONLY--Voting in Section A will take precedence over any votes in Section B.

   SECTION A -- to vote for all Class III Director Nominees as a group, mark in this section
       FOR all nominees listed below               WITHHOLD AUTHORITY for all nominees listed below
- -------------------------------------------------------------------------------------------------------------
   SECTION B -- to vote for Class III Director Nominees individually, mark in this section
       FOR    WITHHOLD AUTHORITY     Gordon E. Cadwgan      FOR    WITHHOLD AUTHORITY      Russell B. Long
       FOR    WITHHOLD AUTHORITY     Petro Kulynych         FOR    WITHHOLD AUTHORITY      Robert L. Tillman

2.  PROPOSAL TO APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE as the independent certified public accountants of the Company for the fiscal year ending January 31, 1996
       FOR           AGAINST            ABSTAIN


                                (continued and to be signed on reverse side)


3.  SHAREHOLDER PROPOSAL TO URGE THE BOARD OF DIRECTORS TO DECLASSIFY THE BOARD OF DIRECTORS for the
    purpose of Director elections
       FOR           AGAINST           ABSTAIN

4.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR Proposals 1 and 2 and AGAINST Proposal 3.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

                                                         DATED ______________________________________, 1995

                                                         __________________________________________________
                                                         Signature

                                                         __________________________________________________
                                                         Signature if held jointly

                                                         Please mark, sign, date and return the Proxy Card
                                                         promptly using the enclosed envelope.
